SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  March 5, 1998
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)



                          Consolidated Eco-System, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)


                0-25970                               82-0464589
                -------                               ----------
       (Commission file number)            (IRS employer identification no.)

         6807 West 12th Street
            Little Rock, AR                              72204
            ---------------                              -----
(Address of principal executive offices)              (Zip code)

                                 (501) 664-7745
                                 --------------
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

      On March 5, 1998, Consolidated Eco-Systems, Inc. was notified that Moore Stephens Frost would no longer continue to serve as its independent auditors for the year ended March 31, 1997. Moore Stephens Frost has declined to provide future services due to an outstanding statement for services arising from a billing dispute with Consolidated Eco-Systems, Inc.

      Consolidated Eco-Systems, Inc. has been provided with total billings from Moore Stephens Frost for the year ended December 31, 1997 of approximately $440,000. A billing dispute exists with Moore Stephens Frost regarding the bill. Consolidated Eco-Systems, Inc. believes that the reasonable value of services provided by Moore Stephens Frost for the year ended December 31, 1997 is substantially less than this amount. No dispute exists with Moore Stephens Frost regarding accounting principles or practices, auditing scope or procedure, or which would have caused Moore Stephens Frost to make references to the disagreement in its report, except for the matter of the billing dispute and unpaid bill pending resolution of the dispute.

      The report of Moore Stephens Frost, and its predecessor Cooper, Shuffield & Company, for the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty.

      On March 6, 1998, Consolidated Eco-Systems, Inc. retained Leek & Associates of 10411 West Markham, Suite 110, Little Rock, Arkansas 72205 as its independent auditor for the year ended December 31, 1997. The change was recommended by the board of directors of Consolidated EcoSystems, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONSOLIDATED ECO-SYSTEMS, INC.



                                       /s/ Original Signed by Sam Sexton III
                                       -----------------------------------------
                                       Sam Sexton III
                                       Executive Vice-President

Date: March 12, 1998


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